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                                                                  EXHIBIT 10.7.3

                                    AMFM INC.

                               SECOND AMENDMENT TO
                         AMENDED AND RESTATED AMFM INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED CHANCELLOR MEDIA CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (formerly Chancellor Media Corporation, the "Company"), effective as of March 31, 2000.

                                    RECITALS

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Amended and Restated Chancellor Media Corporation Stock Option Plan for Non-Employee Directors (the "Plan"); and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 5.1 of the Plan is amended and restated in its entirety to read as follows:

                  Section 5.1 - Person Eligible to Exercise

                           Except as provided in Section 7.1, during the
                  lifetime of the Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section
                  4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         2. Section 7.1 of the Plan is amended and restated in its entirety to read as follows:



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                  Section 7.1 - Assignment or Transfer

                           (a) No Option or interest or right therein shall be
                  liable for the debts, contracts or engagements of the Optionee or his successors in interest or, subject to the remainder of this Section 7.1, shall be transferable by the Optionee.

                           (b) The Board may, in its sole discretion, permit an
                  Optionee to transfer all or any portion of an Option, or authorize all or a portion of any Option to be granted to an Optionee to be on terms which permit transfer by such Optionee to any individual, firm, company, corporation, partnership, trust or other entity (a "Permitted Transferee"), including pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order; provided that subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original Optionee.

                           (c) In the Board's sole discretion, an Optionee who
                  is serving as a non-employee director of the Company, at the request of the Optionee's employer (the "Employer), may direct that an Option be issued directly in the name of, or assign or otherwise transfer an Option to, the Employer or any person affiliated with the Employer.

                           (d) Except as expressly permitted by Sections 7.1(b)
                  and 7.1(c), Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the disability of an Optionee, the Optionee's Options may be exercised by the legal representative.

                           (e) Following the transfer of any Option as
                  contemplated by Sections 7.1(b), 7.1(c) and 7.1(d), (A) such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Optionee" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased Optionee, as applicable, to the extent appropriate to enable the Optionee to exercise the transferred Option in accordance with the terms of this Plan and applicable law, (B) the provisions of subsection 4.4(b) hereof shall continue to be applied with respect to the original Optionee and, following the occurrence of any such events described therein the Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Optionee, as applicable, only to the extent and for the period specified in subsection 4.4(b), and
                  (C) in the discretion of the Board, all voting control in the Common Stock transferred pursuant to the exercise of Options shall be retained in the original Optionee.

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                           (f) Any Optionee desiring to transfer an Option as
                  permitted under this Section 7.1 shall make application therefor in the manner and time specified by the Board and shall comply with such other requirements as the Board may require to assure compliance with all applicable tax and securities laws. The Board shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

         3. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                   AMFM INC.


                                   By:        /s/ W. Schuyler Hansen
                                            ----------------------------
                                   Name:    W. Schuyler Hansen
                                   Title:   Senior Vice President and
                                            Chief Accounting Officer


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